Filed by Ambac Financial Group, Inc.
pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Ambac Financial Group, Inc.
Commission File No.: 1-10777
Date: August 5,2024
Exhibit 99.1
Ambac Reports Second Quarter 2024 Results
Closes the acquisition of Beat Capital Partners
NEW YORK, NY, August 5, 2024 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported its results for the quarter ended June 30, 2024.
Second Quarter 2024 Highlights
•Net loss under $(1) million or $(0.02) per diluted share and Adjusted net income of $8 million or $0.18 per diluted share
•Insurance Distribution ("Cirrata") generated net income of $1 million and EBITDA of $2 million on $53 million of premiums placed
•Specialty P&C Insurance ("Everspan") produced Gross Premium Written of $111 million up 109% from second quarter of 2023
•Total P&C Premium Production of $165 million, an increase of 75% from the second quarter of 2023
•Legacy Financial Guarantee segment net income of $11 million
•Completed the acquisition of a 60% controlling stake in Beat Capital Partners, a rapidly expanding U.K. based MGA operator and incubator for $278 million, effective July 31, 2024
•Agreed to sell the Legacy Financial Guarantee Business for $420M to Oaktree Capital Management pending regulatory and shareholder approvals

Claude LeBlanc, President and Chief Executive Officer, stated, "This quarter we substantially advanced Ambac's transformation into a pure-play specialty P&C company, a goal we have been working towards for several years. We are turning the page on our past with the agreement to sell our Legacy Financial Guarantee Business for $420 million. We have also set the stage for our future, as a growth-orientated, capital light, insurance distribution platform with the acquisition of 60% of Beat Capital Partners for approximately $278 million. With this acquisition we have cemented our position to be a premier destination for best in class underwriters and MGAs."
LeBlanc continued, “In connection with these transactions, following the sale of our Legacy Financial Guarantee Business, Ambac will initiate a share repurchase program of up to $50 million.This share repurchase program reflects our view that the current share price of our stock does not capture the go forward value of our P&C platform post the sale of AAC."

Ambac's Second Quarter 2024 Summary Results
			B (W) Percent
($ in millions, except per share data)[1]	2Q2024	2Q2023
Gross written premium	$113.1	$54.7	107%
Net premiums earned	32.6	15.3	113%
Commission income	13.2	10.0	32%
Program fees	3.3	2.1	60%
Net investment income	36.2	35.2	3%
Pretax income (loss)	2.0	(11.1)	118%
Net income (loss) attributable to common stockholders	(0.7)	(13.1)	94%
Net income (loss) attributable to common stockholders per diluted share[2,3]	$(0.02)	$(0.29)	93%
EBITDA[2,4]	26.6	11.8	125%
Adjusted net income (loss) [2]	8.3	3.4	147%
Adjusted net income (loss) per diluted share [2,3]	$0.18	$0.07	157%
Weighted-average diluted shares outstanding (in millions)	46.2	45.8	(1)%

Ambac's Second Quarter 2024 Summary Results
	June 30, 2024	March 31, 2024	B(W)
($ in millions, except per share data)[1]			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,368.1	$1,365.2	$2.9	—%
Total Ambac Financial Group, Inc. stockholders' equity per share	$30.25	$30.19	$0.06	—%
Adjusted book value[1,2]	$1,321.8	$1,313.1	$8.7	1%
Adjusted book value per share [1,2]	$29.23	$29.03	$0.20	1%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(4)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.4 and $0.3 for the three months ended June 30, 2024 and 2023, respectively.

Results of Operations by Segment
Specialty Property & Casualty Insurance Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in millions)	2024	2023		% Change	2024	2023		% Change
Gross premiums written	$111.2	$53.2		109%	$207.6	$105.1		98%
Net premiums written	$32.3	$9.1		254%	$58.5	$18.3		220%
Net premiums earned	$27.1	$7.8		248%	$52.6	$14.8		256%
Program fees earned	$3.3	$2.1		60%	$5.9	$3.6		66%
Losses and loss expense	$23.0	$5.7		301%	$42.4	$10.4		308%
Pretax income (loss)	$(1.1)	$(0.1)		(831)%	$0.7	$(0.9)		180%
Combined Ratio	109.4%	112.7%	-330	bps	104.0%	117.1%	-1310	bps
•Gross premium written ("GPW") and Net premium written ("NPW") grew substantially in the second quarter of 2024 relative to the second quarter of 2023 as Everspan continues to add new programs and existing programs scale.
•Combined ratio of 109.4% for the second quarter of 2024 compared to 112.7% in the second quarter of 2023 and 98.4% in the prior quarter.
•The loss and loss expense ratio for the second quarter of 2024 was 85.1% compared to 73.7% for the second quarter of 2023. This quarter's result include 6.9% of prior accident year development which was partially offset by a sliding scale benefit recorded as an offset to acquisition costs. This quarter's loss ratio also includes a 4.2% true-up from the first quarter of 2024, as elevated commercial auto frequency led to a reevaluation of loss picks.

•Expense ratio(1) of 24.3% for the second quarter of 2024 was down from 39.0% in the prior year period as expenses continue to normalize on a relative basis. In addition, sliding scale commissions, linked to loss ratios on certain programs, reduced the expense ratio by 5.6% in the second quarter of 2024 compared to 4.2% in the prior year period.
•During the quarter Everspan took several proactive measurers to address the rising loss trend in commercial auto. These included placing a moratorium on one commercial auto program for writing new business.
(1)Expense Ratio is defined as acquisition costs and general and administrative expenses, reduced by program fees divided by net premiums earned
Insurance Distribution Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in millions)	2024	2023	% Change		2024	2023	% Change
Premiums placed	$53.4	$40.9	31%		$143.5	$118.2	21%
Gross commissions	$13.2	$10.0	32%		$31.0	$24.5	26%
Net commissions	$5.3	$4.0	33%		$13.2	$10.9	21%
General and administrative expenses	$3.0	$2.4	25%		$6.1	$4.8	27%
Pretax income	$1.3	$0.7	92%		$5.1	$4.2	21%
EBITDA[1]	$2.4	$1.6	47%		$7.4	$6.2	20%
Pretax income margin[2]	9.5%	6.5%	300	bps	16.4%	17.2%	-80	bps
EBITDA margin [3]	18.1%	16.3%	180	bps	23.7%	25.2%	-150	bps
(1)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.4 and $0.3 for the three months ended June 30, 2024 and 2023, respectively.
(2)Represents Pretax income divided by total revenues
(3)See Non-GAAP Financial Data section of this press release for further information
•Premiums placed and commission income grew during the second quarter of 2024 compared to the second quarter of 2023 driven by the August 2023 acquisition of Riverton Insurance Agency, organic growth elsewhere, particularly within our specialty commercial auto platform, and a change in timing related to a renewal at our A&H platform.
•General and administrative expenses of $3.0 million in the second quarter of 2024 compared to $2.4 million in the prior year period, the increase was largely related to recent acquisitions and growth initiatives at existing business.
•EBITDA of $2.4 million for the quarter was up 47.4% over second quarter of 2023; EBITDA margin of 18.1% for the quarter compared to 16.3% last year was positively impacted by business mix changes and growth initiatives.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $165 million in the second quarter of 2024, an increase of 74.9% from the second quarter of 2023.
Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$111.2	$53.2	109%	$207.6	$105.1	98%
Insurance Distribution Premiums Placed	53.4	40.9	31%	143.5	118.2	21%
Specialty P&C Insurance Production	$164.6	$94.1	75%	$351.1	$223.3	57%
Legacy Financial Guarantee Insurance Segment

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$5.6	$7.5	(26)%	$13.1	$14.4	(9)%
Net investment income	$32.4	$32.2	1%	$70.5	$63.4	11%
Losses and loss adjustment expenses (benefit)	$(5.3)	$1.6	(424)%	$(26.0)	$14.6	(278)%
General and administrative expenses	$22.5	$23.5	(4)%	$43.9	$51.6	(15)%
Pretax income (loss)	$13.1	$(7.7)	269%	$37.9	$(39.8)	195%
EBITDA[1]	$36.3	$14.2	156%	$88.6	$4.9	1723%
(1)See Non-GAAP Financial Data section of this press release for further information
•Net premiums earned of $5.6 million in the second quarter of 2024 decreased from $7.5 million in the prior year period. This decrease was a result of organic run-off of the insured portfolio and the impact of proactive de-risking transactions.
•Watch List and Adversely Classified Credits ("WLACC") decreased 2.3% (2.2%, excluding the impact of FX) to $5.3 billion in second quarter of 2024, from March 31, 2024.
•NPO was $18.7 billion at second quarter of 2024 a decrease of 1.9% (2.0%, excluding the impact of FX) from March 31, 2024, due to de-risking, run-off and the impact of FX rates.
•Second quarter of 2024 results included a one time net gain of $12 million related to the termination of a benefit plan.
Consolidated Financial Information
Net Premiums Earned
During the second quarter of 2024, net premiums earned of $33 million, increased 113.0% compared to the second quarter of 2023, driven by significant growth in the Specialty P&C businesses.
Net Investment Income
Net investment income for the second quarter of 2024 was $36 million compared to net investment income of $35 million for the second quarter of 2023. Higher yields on the available for sale investment portfolio more than offset lower income from trading and alternative investments.
Losses and Loss Expenses(Benefit)
Incurred Losses (Benefit) for the second quarter of 2024 were $18 million, compared to $7 million for the second quarter of 2023.
The Incurred Loss for the second quarter of 2024 was driven by the growth and reserve development in the Specialty P&C segment which more than offset the $5 million benefit in the Legacy Financial Guarantee business.

General and Administrative Expenses
General and administrative expenses for the second quarter 2024 were $47 million compared to $36 million in the second quarter of 2023. The increase was attributable to legal and advisory costs incurred through the Corporate Segment in connection with the disposition of the Legacy Financial Guarantee Business and the acquisition of Beat Capital Partners.
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $202 million as of June 30, 2024. Assets included cash and liquid securities of $171 million and other investments of $32 million.

Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at June 30, 2024, was $1.37 billion, or $30.25 per share compared to $1.37 billion or $30.19 per share as of March 31, 2024. The net loss attributable to common shareholders of $1 million was partially offset by net unrealized investment gains of $4 million and foreign exchange translation gains of $1 million.
Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income, Adjusted Book Value and EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Adjusted Net Income (Loss) — We define Adjusted Net Income (Loss) as net income (loss) attributable to common stockholders adjusted to reflect the following items: (i) net investment (gains) losses, including impairments; (ii) amortization of intangible assets; (iii) litigation costs, including attorneys fees and other expenses to defend litigation against the Company, excluding loss adjustment expenses; (iv) foreign exchange (gains) losses; (v) workforce change costs, which primarily include severance and other costs related to employee terminations; and (vi) net (gain) loss on extinguishment of debt. Adjusted Net Income is also adjusted for the effect of the above items on both income taxes and noncontrolling interests. The income tax effects are determined by applying the statutory tax rate in each jurisdiction that generate these adjustments. The noncontrolling interest adjustments relate to subsidiaries where Ambac does not own 100%
Adjusted Net Income (Loss) was $8.3 million, or $0.18 per diluted share, for the second quarter 2024 compared to Adjusted Net Income (Loss) of $3.4 million, or $0.07 per diluted share, for the second quarter of 2023.

The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Net Income (Loss), for the three-month periods ended June 30, 2024 and 2023, respectively:

	Three Months Ended June 30,
	2024		2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$(0.7)	$(0.02)	$(13.1)	$(0.29)
Adjustments:
Net investment (gains) losses, including impairments	(3.6)	(0.08)	3.4	0.07
Intangible amortization	8.2	0.18	6.5	0.14
Litigation costs	4.7	0.10	7.6	0.17
Foreign exchange (gains) losses	0.3	0.01	(0.1)	—
Workforce change costs	(0.1)	—	(0.1)	—
Pretax adjusted net income (loss)	8.7	0.19	4.3	0.09
Income tax effects	(0.2)	(0.01)	(0.7)	(0.02)
Net (gains) attributable to noncontrolling interests	(0.2)	—	(0.2)	—
Adjusted Net Income (Loss)	$8.3	$0.18	$3.4	$0.07
Weighted-average diluted shares outstanding (in millions)		46.2		45.8
(1)Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

	Six Months Ended June 30,
	2024		2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$19.3	$0.41	$(46.5)	$(1.02)
Adjustments:
Net investment (gains) losses, including impairments	(4.1)	(0.09)	7.8	0.17
Intangible amortization	20.6	0.44	13.4	0.29
Litigation costs	11.0	0.24	16.5	0.36
Foreign exchange (gains) losses	0.7	0.02	(0.4)	(0.01)
Workforce change costs	—	—	0.7	0.02
Pretax adjusted net income (loss)	47.5	1.02	(8.5)	(0.19)
Income tax effects	(0.4)	(0.01)	(1.5)	(0.03)
Net (gains) attributable to noncontrolling interests	(0.4)	(0.01)	(0.4)	(0.01)
Adjusted Net Income (Loss)	$46.7	$1.00	$(10.4)	$(0.23)
Weighted average diluted shares outstanding		46.6		45.7

EBITDA — We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended June 30, 2024
Net income (loss) (1)	$10.5	$(1.1)	$1.3	$(11.3)	$(0.5)
Adjustments:
Interest expense	16.0	—	—	—	16.0
Income taxes	2.5	—	—	—	2.5
Depreciation	0.2	—	—	0.3	0.5
Amortization of intangible assets	7.0	—	1.1	—	8.2
EBITDA (2)	$36.3	$(1.1)	$2.4	$(11.0)	$26.6
Three Months Ended June 30, 2023
Net income (loss) (1)	$(9.3)	$(0.1)	$0.6	$(4.3)	$(13.0)
Adjustments:
Interest expense	16.0	—	—	—	16.0
Income taxes	1.6	—	—	0.4	1.9
Depreciation	0.4	—	—	—	0.4
Amortization of intangible assets	5.5	—	1.0	—	6.5
EBITDA (2)	$14.2	$(0.1)	$1.6	$(3.8)	$11.8
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $0.4 and $0.3 for the three months ended June 30, 2024 and 2023, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Six Months Ended June 30, 2024
Net income (loss) (1)	$30.7	$0.6	$5.0	$(16.1)	$20.2
Adjustments:
Interest expense	32.0	—	—	—	32.0
Income taxes	7.1	0.1	0.1	(0.1)	7.2
Depreciation	0.4	—	—	0.6	1.0
Amortization of intangible assets	18.3	—	2.3	—	20.6
EBITDA (2)	$88.6	$0.7	$7.4	$(15.6)	$81.1
Six Months Ended June 30, 2023
Net income (loss) (1)	$(45.2)	$(0.9)	$4.1	$(3.8)	$(45.8)
Adjustments:
Interest expense	32.4	—	—	—	32.4
Income taxes	5.4	—	0.1	0.4	5.8
Depreciation	0.8	—	—	0.1	0.9
Amortization of intangible assets	11.5	—	1.9	—	13.4
EBITDA (2)	$4.9	$(0.9)	$6.2	$(3.4)	$6.8
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $1.4 and$1.2 for the six months ended June 30, 2024 and 2023, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.

EBITDA margin — We define EBITDA margin as EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:

•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”), net of income taxes.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this, tax planning strategies and other considerations, we utilized a 0% effective tax rate for non-GAAP operating adjustments to Adjusted Book.
Adjusted book value was $1.32 billion, or $29.23 per share, at June 30, 2024, as compared to $1.31 billion, or $29.03 per share, at March 31, 2024.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	June 30, 2024		March 31, 2024
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,368.1	$30.25	$1,365.2	$30.19
Adjustments:
Insurance intangible asset	(226.2)	(5.00)	(233.1)	(5.16)
Net unearned premiums and fees in excess of expected losses	156.6	3.46	153.7	3.40
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	23.3	0.52	27.2	0.60
Adjusted book value	$1,321.8	$29.23	$1,313.1	$29.03
Shares outstanding (in millions)		45.2		45.2
Earnings Call and Webcast
On August 6, 2024, at 8:00am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's second quarter 2024 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through August 20, 2024, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13746740
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.

About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a specialty insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guarantee business in run-off which we have agreed to sell to funds managed by Oaktree Capital Management pending regulatory and shareholder approval. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) AAC’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (8) AAC’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (9) Ambac may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with Ambac's insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (24) adverse impacts from changes in prevailing interest rates; (25) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (26) factors that may negatively influence the amount of installment premiums paid to Ambac; (27) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (28) the Company’s ability to adapt to the rapid pace of regulatory change; (29) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (30) system security risks, data protection breaches and cyber attacks; (31) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (32) failures in services or products provided by third parties; (33) political developments that disrupt the economies where the Company has insured exposures; (34) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (35) fluctuations in foreign currency exchange rates; (36) failure to realize our business expansion plans or failure of such plans to create value; (37) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (38) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (39) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (40) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (41) failure to consummate the proposed sale of all of the common stock of AAC and the transactions contemplated by the related stock purchase agreement (the “Sale Transactions”) in a timely manner or at all; (42) potential litigation relating to the proposed Sale Transactions; (43) disruptions from the proposed Sale Transactions that may harm Ambac’s business, including current plans and operations; (44) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale Transactions; (45) difficulties in integrating acquired businesses into our business; and (46) other risks and uncertainties that have not been identified at this time.
Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed sale of AAC to Oaktree Capital Management by AFG (the “proposed transaction”). In connection with the proposed transaction, AFG has filed a preliminary proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of AFG. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by AFG with the SEC at http://www.sec.gov. Free copies of the proxy statement and AFG’s other filings with the SEC may also be obtained from AFG. Free copies of documents filed with the SEC by AFG will be made available free of charge on AFG’s investor relations website at https://ambac.com/investor-relations/investor-overview/default.aspx.
Participants in the Solicitation
AFG and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of AFG is set forth in its definitive proxy statement, which was filed with the SEC on April 26, 2024. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except share data)	2024	2023	2024	2023
Revenues:
Net premiums earned	$33	$15	$66	$29
Commission income	13	10	31	25
Program fees	3	2	6	4
Net investment income	36	35	78	69
Net investment gains (losses), including impairments	4	(3)	4	(8)
Net gains (losses) on derivative contracts	—	—	2	(3)
Income (loss) on variable interest entities	—	—	2	(1)
Other income	16	2	18	5
Total revenues and other income	105	62	207	120
Expenses:
Losses and loss adjustment expenses (benefit)	18	7	16	25
Amortization of deferred acquisition costs, net	5	1	10	3
Commission expense	8	6	18	14
General and administrative expenses	47	36	83	72
Intangible amortization	8	7	21	13
Interest expense	16	16	32	32
Total expenses	103	73	180	160
Pretax income (loss)	2	(11)	27	(40)
Provision for income taxes	2	2	7	6
Net income (loss)	(1)	(13)	20	(46)
Less: net (gain) attributable to noncontrolling interest	—	—	(1)	(1)
Net income (loss) attributable to common stockholders	$(1)	$(13)	$19	$(47)

Net income (loss) per basic share	$(0.02)	$(0.29)	$0.42	$(1.02)
Net income (loss) per diluted share	$(0.02)	$(0.29)	$0.41	$(1.02)

Weighted-average number of common shares outstanding:
Basic	46,209,250	45,757,234	46,019,145	45,661,288
Diluted	46,209,250	45,757,234	46,568,862	45,661,288

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	June 30, 2024	March 31, 2024
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,737 and $1,726)	$1,703	$1,687
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $27 and $27)	25	26
Fixed maturity securities - trading	31	29
Short-term investments, at fair value (amortized cost: $314 and $382)	314	382
Other investments (includes $533 and $546 at fair value)	558	558
Total investments (net of allowance for credit losses of $3 and $2)	2,632	2,682
Cash and cash equivalents (including $11 and $12 of restricted cash)	35	44
Premium receivables (net of allowance for credit losses of $3 and $4)	317	299
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	277	224
Deferred ceded premium	232	217
Deferred acquisition costs	12	12
Subrogation recoverable	128	130
Intangible assets, less accumulated amortization	285	293
Goodwill	70	70
Other assets	163	129
Variable interest entity assets:
Fixed maturity securities, at fair value	2,101	2,162
Restricted cash	62	252
Loans, at fair value	1,567	1,604
Derivative and other assets	303	313
Total assets	$8,184	$8,429
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$445	$429
Loss and loss adjustment expense reserves	890	851
Ceded premiums payable	140	110
Deferred program fees and reinsurance commissions	7	7
Long-term debt	515	512
Accrued interest payable	500	487
Other liabilities	203	199
Variable interest entity liabilities:
Long-term debt (includes $2,671 and $2,710 at fair value)	2,853	2,925
Derivative liabilities	1,136	1,170
Other liabilities	59	245
Total liabilities	6,748	6,993
Redeemable noncontrolling interest	17	17
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,659,144 and 46,659,144	—	—
Additional paid-in capital	295	291
Accumulated other comprehensive income (loss)	(175)	(175)
Retained earnings	1,265	1,266
Treasury stock, shares at cost: 1,434,172 and 1,463,774	(17)	(17)
Total Ambac Financial Group, Inc. stockholders’ equity	1,368	1,365
Nonredeemable noncontrolling interest	51	53
Total stockholders’ equity	1,419	1,418
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,184	$8,429

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

($ in millions)	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended June 30, 2024
Gross premiums written	$1.9	$111.2			$113.1
Net premiums written	1.5	32.3			33.8
Revenues:
Net premiums earned	5.6	27.1			32.6
Commission income			$13.2		13.2
Program fees		3.3			3.3
Net investment income	32.4	1.5	0.1	$2.2	36.2
Net investment gains (losses), including impairments	(1.0)	—		4.5	3.6
Net gains (losses) on derivative contracts	0.7			(0.4)	0.2
Other income	15.8	—	—	(0.4)	15.4
Total revenues and other income	53.5	31.8	13.3	5.9	104.5
Expenses:
Losses and loss adjustment expenses (benefit)	(5.3)	23.0			17.8
Commission expense			7.9		7.9
Amortization of deferred acquisition costs, net	—	5.4			5.4
General and administrative expenses	22.5	4.5	3.0	16.9	46.9
Total expenses included for EBITDA	17.2	32.9	10.9	16.9	77.9
EBITDA	36.3	(1.1)	2.4	(11.0)	26.6
Less: Interest expense	16.0				16.0
Less: Depreciation expense	0.2	—	—	0.3	0.5
Less: Intangible amortization	7.0		1.1		8.2
Pretax income (loss)	13.1	(1.1)	1.3	(11.3)	2.0
Income tax expense (benefit)	2.5	—	—	—	2.5
Net income (loss)	$10.5	$(1.1)	$1.3	$(11.3)	$(0.5)

Three Months Ended June 30, 2023
Gross premiums written	$1.5	$53.2			$54.7
Net premiums written	(54.0)	9.1			(44.9)
Revenues:
Net premiums earned	7.5	7.8			15.3
Commission income			$10.0		10.0
Program fees		2.1			2.1
Net investment income	32.2	0.8		$2.2	35.2
Net investment gains (losses), including impairments	(3.4)	—		—	(3.4)
Net gains (losses) on derivative contracts	0.6			(0.1)	0.5
Other income	2.4	0.1	—	—	2.5
Total revenues and other income	39.4	10.7	10.1	2.1	62.2
Expenses:
Losses and loss adjustment expenses (benefit)	1.6	5.7			7.4
Amortization of deferred acquisition costs, net	0.1	1.4			1.4
Commission expense			6.0		6.0
General and administrative expenses	23.5	3.8	2.4	5.9	35.6
Total expenses included for EBITDA	25.2	10.8	8.4	5.9	50.4
EBITDA	14.2	(0.1)	1.6	(3.8)	11.8
Less: Interest expense	16.0				16.0
Less: Depreciation expense	0.4	—	—	—	0.4
Less: Intangible amortization	5.5		1.0		6.5
Pretax income (loss)	(7.7)	(0.1)	0.7	(3.9)	(11.1)
Income tax expense (benefit)	1.6	—	—	0.4	1.9
Net income (loss)	$(9.3)	$(0.1)	$0.6	$(4.3)	$(13.0)